EXHIBIT 21


                          READING & BATES CORPORATION
                                AND SUBSIDIARIES
              SCHEDULE OF CONSOLIDATED SUBSIDIARIES OF THE COMPANY
                            AS OF DECEMBER 31, 1996


         The following table and text sets forth the subsidiaries of the Company and of such subsidiaries:

                                                        State or
                                                     Jurisdiction of
                      Name                            Incorporation
                      ----                           ---------------

SUBSIDIARIES WHOLLY OWNED BY READING & BATES CORPORATION

         Reading & Bates Coal Co.                          Nevada
         Reading & Bates Development Co.                   Delaware
         Reading & Bates Drilling Co.                      Oklahoma
         Reading & Bates Petroleum Co.                     Texas
         Reading & Bates Management
          Services, Inc.                                   Delaware
         TRB Holding Corporation                           Delaware

SUBSIDIARIES WHOLLY OWNED BY READING & BATES DRILLING CO.

         RB Drilling Services, Inc.                        Oklahoma
         Reading & Bates (U.K.) Limited                    United Kingdom
         Onshore Services, Inc.                            Texas
         RB Offshore, Inc.                                 Nevada
         HRB Rig Corporation                               Oklahoma
         Reading and Bates Borneo
          Drilling Co., Ltd.                               Oklahoma
         Cyber Quality Inc.                                Oklahoma
         Reading & Bates Drilling Limited                  Oklahoma
         Reading & Bates Enterprises Co.                   Texas
         Reading & Bates Exploration Co.                   Oklahoma
         Reading and Bates, Inc.                           Oklahoma
         Reading & Bates International
          Energy Services B.V.                             Netherlands
         Reading & Bates Offshore, Limited                 Oklahoma
         Rig Logistics, Inc.                               Nevada
         Reading & Bates (Ireland) Limited                 Ireland
         RB Deepwater Exploration Inc.                     Nevada

SUBSIDIARY WHOLLY OWNED BY READING & BATES DEVELOPMENT CO.

         RB Drilling Co.                                   Oklahoma

SUBSIDIARY WHOLLY OWNED BY READING & BATES ENTERPRISES CO.

         Shore Services, Inc.                              Texas

SUBSIDIARY WHOLLY OWNED BY READING & BATES EXPLORATION CO.

         Reading & Bates (A) Pty Ltd                       Australia

SUBSIDIARY WHOLLY OWNED BY READING & BATES INTERNATIONAL ENERGY  SERVICES B.V.

         Reading & Bates B.V.                              Netherlands

SUBSIDIARIES WHOLLY OWNED BY READING & BATES COAL CO.

         Appalachian Permit Co.                            Kentucky
         Bismarck Coal Inc.                                Kentucky
         Caymen Coal Inc.                                  West Virginia

SUBSIDIARY WHOLLY OWNED BY BISMARCK COAL INC.

         Certicoals, Incorporated                          West Virginia

SUBSIDIARY WHOLLY OWNED BY READING & BATES (U.K.) LIMITED

         Reading & Bates (Caledonia) Limited               United Kingdom

SUBSIDIARY WHOLLY OWNED BY TRB HOLDING CORPORATION

         TRB Subsidiary Corporation                        Delaware


         RB Deepwater Exploration Inc. owns 50% of Deepwater Drilling L.L.C., a limited liability company organized under the laws of the State of Delaware.

         Reading & Bates Corporation owns approximately 74.4% of Arcade Drilling AS, incorporated in Norway.

         Reading & Bates Development Co. owns 75% of Total Offshore Production Systems, a joint venture organized under the laws of the State of Texas.

         Reading and Bates Borneo Drilling Co., Ltd. owns 49.99% of Reading & Bates (M) Sdn. Berhad, incorporated in Malaysia.

         RB Drilling Services, Inc. owns 60% of NRB Drilling Services Limited, incorporated in Nigeria.

         Reading & Bates Drilling Co. and Reading & Bates Enterprises Co. together own 100% of Reading & Bates-Demaga Perfuracoes Ltda., a civil society with shares of limited responsibility organized under the laws of the Federative Republic of Brazil.

         All of the above companies are included in the consolidated financial statements.